BlackRock Funds (the "Registrant"): BlackRock Mid-Cap Growth Equity Portfolio (the "Fund")
77Q1(a):
Copies of any material amendments to the Registrant's charter or by-laws
Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Registrant's Certification of Classification of Shares with respect to the Fund filed with the Commonwealth of Massachusetts.


BLACKROCK FUNDSSM
(A Massachusetts Business Trust)
CERTIFICATION OF CLASSIFICATION OF SHARES
      The undersigned, Secretary of the BlackRock FundsSM (the "Fund"), does hereby certify that at meetings of the Board of Trustees duly held on September 25, 2015 (with respect to the Investor A Shares of BlackRock Midcap Index Fund and the Class K Shares of BlackRock MSCI Asia ex Japan Index Fund and BlackRock MSCI World Index Fund) and November 20, 2015 (with respect to the Class K Shares of BlackRock Disciplined Small Cap Core Fund, BlackRock Global Long/Short Credit Fund, BlackRock Global Long/Short Equity Fund, BlackRock Impact U.S. Equity Fund and BlackRock Mid-Cap Growth Equity Portfolio), the following resolutions were approved by the Trustees of the Fund and that said resolutions continue in full force and effect as of the date hereof:
      RESOLVED, that pursuant to Article V of the
Fund's Declaration of Trust, an unlimited number of
authorized, unissued and unclassified shares of
beneficial interest of the Fund be, and hereby are,
classified into eight separate classes of shares with
the designations SSSS-2, LLLL-18, BBBB-18, JJJJ-18,
WWWW-18, EE-18, QQQQ-18 and RRRR-18, representing an
interest in each of the Investor A Shares of BlackRock
Midcap Index Fund and the Class K Shares of BlackRock Disciplined Small Cap Core Fund, BlackRock Global
Long/Short Credit Fund, BlackRock Global Long/Short
Equity Fund, BlackRock Impact U.S. Equity Fund,
BlackRock Mid-Cap Growth Equity Portfolio, BlackRock
MSCI Asia ex Japan Index Fund and BlackRock MSCI World
Index Fund, respectively (each a "Portfolio" and
collectively the "Portfolios"), and it hereby is,
authorized;
      FURTHER RESOLVED, that all consideration received
by the Fund for the issue or sale of all Investor A
and Class K Shares, as applicable, of each such
Portfolio, shall be invested and reinvested with the consideration received by the Fund for the issue and sale of all other shares of such Portfolio, together
with all income, earnings, profits and proceeds
thereof, including (i) any proceeds derived from the
sale, exchange or liquidation thereof, (ii) any funds
or payments derived from any reinvestment of such
proceeds in whatever form the same may be, and (iii)
any general assets of the Fund allocated to shares of
such Portfolio by the Board of Trustees in accordance
with the Fund's Declaration of Trust; and each share
class of each Portfolio shall share on the basis of
relative net asset values (or on such other basis
established by the Trustees or officers of the Fund)
with such other classes of shares in such Portfolio in
such consideration and other assets, income, earnings,
profits and proceeds thereof, including any proceeds
derived from the sale, exchange or liquidation
thereof, and any assets derived from any reinvestment
of such proceeds in whatever form;
      FURTHER RESOLVED, that in determining the income attributable to each share of each particular share class of the Portfolios: any general expenses and
liabilities of the Fund allocated by the Board of
Trustees to the portfolios of the Fund shall be
allocated among all portfolios on the basis of
relative net asset values (or on such other basis
established by the Trustees or officers of the Fund),
and any expenses and liabilities of the Fund allocated
by the Board of Trustees to a particular portfolio
shall be allocated among the share classes included in
such portfolio on the basis of relative net asset
values (or on such other basis established by the
Trustees or officers of the Fund), except that to the
extent permitted by rule or order of the Securities
and Exchange Commission:
      (a)	only shares of Class A-1, Class B-1, Class
C-1, Class E-1, Class I-1, Class J-1, Class O-1, Class
P-1, Class Q-1, Class T-1, Class V-1, Class Z-1, Class
DD-1, Class EE-1, Class HH-1, Class II-1, Class OO-1,
Class UU-1, Class BBB-1, Class CCC-1, Class EEE-1,
Class FFF-1, Class GGG-1, Class HHH-1 and Class III-1
shall bear all:  (1) expenses and liabilities relating
to Service Shares payable under the Fund's
Distribution and Service Plan; and (2) other expenses
and liabilities directly attributable to such shares
which the Board of Trustees determines should be borne
solely by such shares;
       (b)	only shares of Class A-2, Class B-2, Class
C-2, Class E-2, Class I-2, Class J-2, Class O-2, Class
P-2, Class Q-2, Class T-2, Class V-2, Class Z-2, Class
DD-2, Class EE-2, Class HH-2, Class II-2, Class OO-2,
Class UU-2, Class BBB-2, Class CCC-2, Class EEE-2,
Class FFF-2, Class GGG-2, Class HHH-2, Class III-2,
Class XXX-2, Class YYY-2, Class ZZZ-2, Class AAAA-2,
Class BBBB-2, Class CCCC-2, Class DDDD-2, Class HHHH-
2, Class IIII-2, Class JJJJ-2, Class KKKK-2, Class
LLLL-2, Class MMMM-2, Class NNNN-2, Class OOOO-2,
Class PPPP-2, Class SSSS-2, Class TTTT-2, Class UUUU-
2, Class VVVV-2 and Class WWWW-2 shall bear all:  (1)
expenses and liabilities relating to Investor A Shares
payable under the Fund's Distribution and Service
Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of
Trustees determines should be borne solely by such
shares;
      (c)	only shares of Class A-3, Class B-3, Class
C-3, Class E-3, Class I-3, Class J-3, Class O-3, Class
P-3, Class Q-3, Class T-3, Class V-3, Class Z-3, Class
DD-3, Class EE-3, Class HH-3, Class II-3, Class OO-3,
Class UU-3, Class BBB-3, Class CCC-3, Class EEE-3,
Class FFF-3, Class GGG-3, Class HHH-3, Class III-3,
Class XXX-3, Class YYY-3, Class ZZZ-3, Class AAAA-3,
Class BBBB-3, Class CCCC-3, Class DDDD-3, Class EEEE-
3, Class HHHH-3, Class IIII-3, Class JJJJ-3, Class
KKKK-3, Class LLLL-3, Class MMMM-3, Class NNNN-3,
Class OOOO-3, Class PPPP-3, Class QQQQ-3, Class RRRR-
3, Class SSSS-3, Class TTTT-3, Class UUUU-3, Class
VVVV-3 and Class WWWW-3 shall bear all:  (1) expenses
and liabilities relating to Institutional Shares
payable under the Fund's Distribution and Service
Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of
Trustees determines should be borne solely by such
shares;
      (d)	only shares of Class A-4, Class B-4, Class
C-4, Class E-4, Class I-4, Class J-4, Class O-4, Class
P-4, Class Q-4, Class T-4, Class V-4, Class Z-4, class
DD-4, Class EE-4, Class HH-4, Class II-4, Class OO-4,
Class UU-4, Class BBB-4, Class CCC-4, Class EEE-4,
Class FFF-4, Class GGG-4, Class HHH-4 and Class III-4
shall bear all:  (1) expenses and liabilities relating
to Investor B Shares payable under the Fund's
Distribution and Service Plan; and (2) other expenses
and liabilities directly attributable to such shares
which the Board of Trustees determines should be borne
solely by such shares;
       (e)	only shares of Class A-5, Class B-5, Class
C-5, Class E-5, Class I-5, Class J-5, Class O-5, Class
P-5, Class Q-5, Class T-5, Class V-5, Class Z-5, Class
DD-5, Class EE-5, Class HH-5, Class II-5, Class OO-5,
Class UU-5, Class BBB-5, Class CCC-5, Class EEE-5,
Class FFF-5, Class GGG-5, Class HHH-5, Class III-5,
Class XXX-5, Class YYY-5, Class ZZZ-5, Class AAAA-5,
Class BBBB-5, Class CCCC-5, Class DDDD-5, Class HHHH-
5, Class IIII-5, Class JJJJ-5, Class KKKK-5, Class
LLLL-5, Class MMMM-5, Class NNNN-5, Class OOOO-5,
Class PPPP-5 and Class WWWW-5 shall bear all:  (1)
expenses and liabilities relating to Investor C Shares
payable under the Fund's Distribution and Service
Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of
Trustees determines should be borne solely by such
shares;
      (f)	only shares of Class P-6, Class AAA-6, Class
FFFF-6, Class GGGG-6 and Class HHH-6 shall bear all:
(1) expenses and liabilities relating to BlackRock
Shares payable under the Fund's Distribution and
Service Plan; and (2) other expenses and liabilities
directly attributable to such shares which the Board
of Trustees determines should be borne solely by such
shares;
      (g)	only shares of Class A-7 and Class C-7 shall
bear all:  (1) expenses and liabilities relating to HL
Shares payable under the Fund's Distribution and
Service Plan; and (2) other expenses and liabilities
directly attributable to such shares which the Board
of Trustees determines should be borne solely by such
shares;
      (h)	only shares of Class E-13, Class P-13, Class
T-13, Class DD-13, Class EE-13, Class HH-13, Class II-
13, Class OO-13, Class UU-13, Class BBB-13, Class CCC-
13, Class EEE-13, Class FFF-13, Class GGG-13, Class
HHH-13 Class III-13 and Class XXX-13 shall bear all:
(1) expenses and liabilities relating to Class R
Shares payable under the Fund's Distribution and
Service Plan; and (2) other expenses and liabilities
directly attributable to such shares which the Board
of Trustees determines should be borne solely by such
shares;
      (i)	only shares of Class EEEE-17 shall bear all:
(1) expenses and liabilities relating to Institutional
Daily Shares payable under the Fund's Distribution and
Service Plan; and (2) other expenses and liabilities
directly attributable to such shares which the Board
of Trustees determines should be borne solely by such
shares;
      (j)	only shares of Class EE-18, Class BBBB-18,
Class JJJJ-18, Class LLLL-18, Class QQQQ-18, Class
RRRR-18, Class SSSS-18, Class TTTT-18, Class UUUU-18,
Class VVVV-18 and Class WWWW-18 shall bear all:  (1)
expenses and liabilities relating to Class K Shares
payable under the Fund's Distribution and Service
Plan; and (2) other expenses and liabilities directly attributable to such shares which the Board of
Trustees determines should be borne solely by such
shares;
      FURTHER RESOLVED, that except as otherwise
provided by these resolutions, each share of each
Portfolio shall have all the preferences, conversion
and other rights, voting powers, restrictions,
limitations, qualifications and terms and conditions
of redemption as set forth in the Fund's Declaration
of Trust and shall have the same voting powers,
provided that:  (i) when expressly required by law, or
when otherwise permitted by the Board of Trustees
acting in its sole discretion, shares shall be voted
by individual class and/or series; and (ii) only
shares of the respective class, classes and/or series,
as the case may be, affected by a matter shall be
entitled to vote on such matter, and provided further
that without affecting any provisions in the Fund's
Declaration of Trust, shares of each class shall be
subject to the express right of the Fund to redeem
shares of such class at any time if the Trustees
determine in their sole discretion and by majority
vote that failure to so redeem may have adverse
consequences to the holders of the shares of such
class, and upon such redemption the holders of the
shares so redeemed shall have no further right with
respect thereto other than to receive payment of the
redemption price;
      FURTHER RESOLVED, that each share of each
Portfolio issued for the purchase price established in
the respective Portfolio's Prospectus will be validly
issued, fully paid and non-assessable; and
      FURTHER RESOLVED, that the proper officers of the
Fund be, and each of them hereby is, authorized and
empowered to execute, deliver and file any and all
documents, instruments, papers and writings, including
but not limited to the Certificate of Classification
of Shares to be filed with the Secretary of State of
the Commonwealth of Massachusetts and the Clerk of the
City of Boston, and to do any and all other acts,
including but not limited to modifying the foregoing
resolutions upon advice of Fund counsel prior to
filing said Certificate of Classification of Shares,
in the name of the Fund and the Board of Trustees and
on their behalf, as said officer determines is
necessary or desirable in connection with or in
furtherance of the foregoing resolutions, such
determination to be conclusively evidenced by said
officer taking any such actions.
            Witness my hand and seal this 25th day of January,
2016.
/s/ Benjamin Archibald
	Secretary

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